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                                                                    EXHIBIT 99.1

                             HEALTHEON CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints John L. Westermann III and Jack Dennison as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of common stock of the undersigned at the 1999 Annual Meeting of HEALTHEON CORPORATION, to be held at its executive offices, 4600 Patrick Henry Drive, Santa Clara, California 94054 on _______,
                   _______, 1999 at 10:00 a.m. (local time).


 WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN
  BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
        VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE




                                                                     SEE REVERSE
                                                                         SIDE
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[ X ] Please mark your
      votes as in this
      example


          The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4, 5 and 6.

                                                           FOR       AGAINST     ABSTAIN
1. To approve the issuance of 1,796 shares of
   Healtheon/WebMD common stock for each share of         [   ]       [   ]       [   ]
   outstanding WebMD, Inc. In the merger contemplated
   in the enclosed proxy statement/prospectus.

                                                           FOR       AGAINST     ABSTAIN
2. To approve an amendment in the articles of
   incorporation to change the corporate name and         [   ]       [   ]       [   ]
   increase the authorized number of common stock.
   in the enclosed proxy statement/prospectus.

                                                         For All                  Against
3. To elect three Class I directors to serve             Nominees               All Nominees
   three year terms.
                                                          [   ]                   [   ]

                                                           FOR       AGAINST     ABSTAIN
4. To amend the bylaws to modify director
   removal and stockholder notes provisions.              [   ]       [   ]       [   ]

                                                           FOR       AGAINST     ABSTAIN
5. To increase the number of shares reserved for
   issuance under Healtheon's 1996 stock plan.            [   ]       [   ]       [   ]

6. To increase the number of shares reserved               FOR       AGAINST     ABSTAIN
   for issuance and the formula for increasing
   shares authorized under Healtheon's 1998               [   ]       [   ]       [   ]
   employee stock purchase plan.


                                                                Please date, sign and mail your proxy card back as soon as possible!

                                                                                      Annual Meeting of Stockholders
                                                                                         HEALTHEON CORPORATION
                                                                                          ______________, 1999

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special meeting.
The undersigned acknowledges receipt of the accompanying Notice of Special Meeting.


Signature: ______________________ Date:________________ Signature:_______________________ Date:_________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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